EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into Heska Corporation's previously filed Registration Statement File No. 333-30951, Registration Statement File No. 333-34111, Registration Statement File No. 333-47129, Registration Statement File No. 333-72155, Registration Statement File No. 333-38138, Registration Statement File No. 333-39448, Registration Statement File No. 333-55112, Registration Statement File No. 333-55602, Registration Statement File No. 333-76374 and Registration Statement File No. 333-82096.



                                   ARTHUR ANDERSEN LLP




Denver, Colorado
May 6, 2002